AMENDMENT NO. 2

PARTICIPATION AGREEMENT

The Participation Agreement (the “Agreement”), dated June 1, 2010, by and among AIM Variable Insurance Funds (Invesco Variable Insurance Funds), a Delaware Trust (“AVIF”), Invesco Distributors, Inc., a Delaware corporation (“INVESCO”), National Integrity Life Insurance Company, a New York life insurance company (“LIFE COMPANY”), on behalf of itself and each of its segregated asset accounts listed in Schedule A hereto, as the parties hereto may amend from time to time (each, an “Account,” and collectively, the “Accounts”); and Touchstone Securities, Inc., a Nebraska Corporation, an affiliate of LIFE COMPANY and the principal underwriter of the Contracts (“UNDERWRITER”) (collectively, the “Parties”), is hereby amended as follows:

Schedule A of the Agreement is hereby deleted in its entirety and replaced with the following:

SCHEDULE A

FUNDS AVAILABLE UNDER THE CONTRACTS

ALL SERIES I AND SERIES II SHARES OF AIM VARIABLE INSURANCE FUNDS

(INVESCO VARIABLE INSURANCE FUNDS)

SEPARATE ACCOUNTS UTILIZING THE FUNDS

ALL SEPARATE ACCOUNTS UTILIZING THE FUNDS

CONTRACTS FUNDED BY THE SEPARATE ACCOUNTS

ALL CONTRACTS FUNDED BY THE SEPARATE ACCOUNTS

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All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

Effective date: April 29, 2016.

AIM VARIABLE INSURANCE FUNDS
(INVESCO VARIABLE INSURANCE FUNDS)

Attest:	/s/ Veronica Castillo	By:	/s/ John M. Zerr
Name:	Veronica Castillo	Name:	John M. Zerr
Title:	Assistant Secretary	Title:	Senior Vice President

INVESCO DISTRIBUTORS, INC.

Attest:	/s/ Veronica Castillo	By:	/s/ Brian C. Thorp
Name:	Veronica Castillo	Name:	Brian C. Thorp
Title:	Assistant Secretary	Title:	Vice President

NATIONAL INTEGRITY LIFE INSURANCE COMPANY, on behalf of itself and its separate accounts

Attest:	/s/ Rhonda S. Malone	By:	/s/ Jill T. McGruder
Name:	Rhonda S. Malone	Name:	Jill T. McGruder
Title:	Senior Counsel-Securities	Title:	President and CEO

Attest:	/s/ Rhonda S. Malone	By:	/s/ Kevin L. Howard
Name:	Rhonda S. Malone	Name:	Kevin L. Howard
Title:	Senior Counsel-Securities	Title:	Sr. Vice President and General Counsel

TOUCHSTONE SECURITIES, INC.

Attest:	/s/ Rhonda S. Malone	By:	/s/ Jill T. McGruder
Name:	Rhonda S. Malone	Name:	Jill T. McGruder
Title:	Senior Counsel-Securities	Title:	CEO

Attest:	/s/ Rhonda S. Malone	By:	/s/ Terrie A. Wiedenheft
Name:	Rhonda S. Malone	Name:	Terrie A. Wiedenheft
Title:	Senior Counsel-Securities	Title:	Chief Financial Officer

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